Exhibit 99.1

Investor Contact:	Media Contact:
Mark Melnyk	Lauren George
407-613-3327	407-613-8431
Mark.Melnyk@hgv.com	Lauren.George@hgv.com

FOR IMMEDIATE RELEASE

Hilton Grand Vacations Reports Third Quarter 2019 Results

ORLANDO, Fla. (Oct. 31, 2019) – Hilton Grand Vacations Inc. (NYSE:HGV) (“HGV” or “the Company”) today reports its third quarter 2019 results. Highlights include:

KEY HIGHLIGHTS

Third Quarter 2019 Results1

•	Total revenues for the third quarter were $466 million compared to $427 million for the same period in 2018.
•	Total revenues were affected by a deferral of $15 million in the current period and a deferral of $45 million in the same period in 2018.
•	Net income for the third quarter was $50 million compared to $41 million for the same period in 2018.
•	Net income was affected by a net deferral of $8 million in the current period and a net deferral of $25 million in the same period in 2018.
•	Diluted EPS for the third quarter was $0.59 compared to $0.42 for the same period in 2018.
•	Diluted EPS was affected by a net deferral of $8 million or $0.09 per share in the current period and a net deferral of $25 million or $0.26 per share in the same period in 2018.
•	Adjusted EBITDA for the third quarter was $111 million compared to $80 million for the same period in 2018.
•	Adjusted EBITDA was affected by a net deferral of $8 million in the current period and a net deferral of $25 million in the same period in 2018.
•	Tours were up 8.5% compared to the same period in 2018.
•	Contract sales in the third quarter were $360 million, a decrease of 1.1% from the same period in 2018.
•	Net Owner Growth (NOG) for the 12 months ended Sept. 30, 2019, was 5.6%

“We saw strong Adjusted EBITDA growth and healthy NOG this quarter, driven by record owner engagement,” said Mark Wang, president and CEO of Hilton Grand Vacations. “We are starting to realize the benefits of the operational and cost improvements that we announced last quarter. Overall, I am encouraged by our progress and believe we are well positioned for growth as we exit this year and prepare for the launch of our highly anticipated new inventory beginning in 2020.”

Full Year 2019 Outlook1

•	Net income is now projected to be between $175 million and $190 million, reflecting restructuring costs, a slightly higher net deferral, and a slightly higher tax rate.
•	Net income is now expected to be affected by a net deferral of $39 million.
•	Diluted EPS is now projected to be between $1.97 and $2.13.
•	Diluted EPS is now expected to be affected by a net deferral of $39 million or $0.44 per share.

[1]

The company’s current year results, prior year results and outlook include impacts related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete. These impacts are reflected in the sub-bullets.

•	Adjusted EBITDA is now projected to be between $376 million and $396 million.
•	Adjusted EBITDA is now expected to be affected by a net deferral of $39 million.
•	Given our third quarter results, we now expect to be at the high end of this range.
•	Full-year 2019 contract sales are expected to be flat to down 3.0%.
•	Given our third quarter results, we now expect to be at the high end of this range.
•	Adjusted free cash flow is projected to be between $50 million and $110 million.
•	The 2019 outlook does not reflect any additional share repurchases.

Overview

For the quarter ended Sept. 30, 2019, diluted EPS was $0.59 compared to $0.42 for the quarter ended Sept. 30, 2018. Net income and Adjusted EBITDA were $50 million and $111 million respectively, for the quarter ended Sept. 30, 2019, compared to $41 million and $80 million, respectively, for the quarter ended Sept. 30, 2018. Total revenues for the quarter ended Sept. 30, 2019, were $466 million compared to $427 million for the quarter ended Sept. 30, 2018.

Net income and Adjusted EBITDA for the quarter ended Sept. 30, 2019, include a net deferral of $8 million relating to sales made at The Central at 5th by Hilton Club project, which was under construction during the period. The company anticipates recognizing these revenues and related expenses in the second quarter of 2020 when it expects to complete this project.

Net income and Adjusted EBITDA for the quarter ended Sept. 30, 2018, include a net deferral of $25 million relating to sales made at the Ocean Tower by Hilton Grand Vacations Club project, which was still under construction during the period. The revenues net of related expenses for the Ocean Tower project were subsequently recognized in the fourth quarter of 2018.

Segment Highlights – Third Quarter 2019

Real Estate Sales and Financing

For the quarter ended Sept. 30, 2019, Real Estate Sales and Financing segment revenues were $324 million, an increase of 11.3% compared to the quarter ended Sept. 30, 2018. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA margin as a percentage of Real Estate Sales and Financing segment revenues was $94 million and 29.0%, respectively, for the quarter ended Sept. 30, 2019, compared to $67 million and 23.0% respectively, for the quarter ended Sept. 30, 2018. Real Estate Sales and Financing results in third quarter 2019 improved due to growth in financing and lower construction-related deferrals versus the prior year, offsetting a modest decline in contract sales and lower revenue from the Company’s fee-for-service contracts.

Real Estate Sales and Financing segment Adjusted EBITDA reflect the $8 million of net deferrals related to The Central at 5th project for the quarter ended Sept. 30, 2019, and $25 million of net deferrals related to the Ocean Tower project for the quarter ended Sept. 30, 2018, as previously discussed.

Contract sales for the quarter ended Sept. 30, 2019, decreased 1.1% to $360 million compared to the quarter ended Sept. 30, 2018. For the quarter ended Sept. 30, 2019, tours increased 8.5% and VPG decreased 7.8% compared to the quarter ended Sept. 30, 2018. For the quarter ended Sept. 30, 2019, fee-for-service contract sales represented 53.9% of contract sales compared to 58.0% for the quarter ended Sept. 30, 2018.

The modest decline in contract sales in the third quarter of 2019 reflects comparisons against the strong launch of phase I of the Ocean Tower project, which produced a period of elevated VPGs in 2018 driven by strong conversion rates and average transaction prices.

HGV’s tour growth continued to strengthen in the quarter, and while VPG levels have continued to face difficult comparisons subsequent to the peak selling period of Ocean Tower phase I, they were within the Company’s expectations.

Financing revenues were $43 million for the quarter ended Sept. 30, 2019, an increase of 7.5% compared to the quarter ended Sept. 30, 2018. This reflects a 5.7% increase in interest income, which was driven by a 1.7% increase in the net timeshare financing receivables portfolio and a 23 bps increase in the weighted average interest rate the Company receives on the portfolio. It also reflects a $1 million increase in other financing revenue related to growth in servicing revenues related to the Company’s third-party loan portfolios.

For the nine months ending Sept. 30, 2019, 66.6% of HGV’s sales were to customers who financed part of their purchase, compared to 66.3% for the nine months ended Sept. 30, 2018.

As of Sept. 30, 2019, gross timeshare financing receivables were $1.3 billion with a weighted average interest rate of 12.43% and a weighted average remaining term of 7.8 years. As of Sept. 30, 2019, 93.5% of HGV’s financing receivables were current, compared to 93.2% as of Sept. 30, 2018.

Resort Operations and Club Management

For the three months ended Sept. 30, 2019, Resort Operations and Club Management segment revenues were $108 million, which remained flat compared to the three months ended Sept. 30, 2018. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA margin as a percentage of Resort Operations and Club Management segment revenues was $62 million and 57.4% for each of the three months ended Sept. 30, 2019 and 2018, respectively. Compared to the prior-year period, Resort Operations and Club Management results in the third quarter of 2019 benefitted from the additional club dues and transaction fees from the more than 17,000 net new members added over the previous 12-month period.

Inventory

The estimated contract sales value of HGV’s total pipeline is approximately $9.9 billion at current pricing, which represents approximately seven years of sales at the current trailing 12-month sales pace.

The total pipeline includes approximately 1.5 years of sales relating to inventory that is currently available for sale at open or soon-to-open projects. The remaining 5.5 years of sales is inventory at new or existing projects that will become available for sale in the future upon registration, delivery or construction.

Owned inventory represents 76% of HGV’s total pipeline. Approximately 14% of the owned inventory pipeline is currently available for sale.

Fee-for-service inventory represents 24% of HGV’s total pipeline. Approximately 43% of the fee-for-service inventory pipeline is currently available for sale.

With 31% of the pipeline consisting of just-in-time inventory and 24% consisting of fee-for-service inventory, capital-efficient inventory represents 55% of HGV’s total pipeline.

Balance Sheet and Liquidity

Total cash and cash equivalents was $211 million as of Sept. 30, 2019, including $98 million of restricted cash.

As of Sept. 30, 2019, HGV had $815 million of corporate debt, net outstanding with a weighted average interest rate of 4.74% and $795 million of non-recourse debt, net outstanding with a weighted average interest rate of 2.87%.

As of Sept. 30, 2019, the company’s liquidity position consisted of $113 million of unrestricted cash and available capacity of $494 million on the revolving credit facility and $450 million on the warehouse facility.

Free cash flow was $104 million for the nine months ended Sept. 30, 2019, compared to ($246) million in the prior period. Adjusted free cash flow was $142 million for the nine months ended Sept. 30, 2019, compared to ($19) million in the prior period.

Share Repurchase

On Nov. 28, 2018, the Company announced that its board of directors approved a $200 million share repurchase program. Under the program, repurchases may be carried out through open-market purchases, block trades or other transactions subject to customary restrictions through November 2019. In April 2019, the company substantially reached its $200 million capacity under the initial authorization. On May 1, 2019, the Company announced that the board of directors approved an additional $200 million of share repurchases.

During the third quarter, the Company repurchased 469,924 shares for $12 million at an average price of $25.90. Approximately $45 million remains available under the current repurchase authorization. Since the launch of the share repurchase program approved in November 2018, the company has repurchased 11.8 million shares for $355 million at an average price of $29.90. This represents approximately 12.25% of the company’s shares outstanding at the time of the initial announcement.

Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)

The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.

HGV deferred revenues and expenses related to sales made at Ocean Tower for the first three quarters of 2018 and recognized them in the fourth quarter of 2018 when construction was complete. Likewise, HGV deferred revenues and expenses related to sales made at The Residences by Hilton Club in the first quarter of 2018 and recognized them in the second quarter of 2018 when construction was complete. These deferrals and recognitions of sales made in 2018 offset and there was no net financial impact in 2018.

The $79 million net recognition impact for 2018 relates to the recognition of revenues and expenses related to sales made at The Residences prior to 2018 that were recognized in the second quarter of 2018 when construction was complete. A portion of these pre-2018 sales had been partially recognized in prior periods under the previous accounting guidance, but as part of the adoption of ASC 606 on Jan. 1, 2018, those recognitions were reversed with a cumulative adjustment to retained earnings.

Total Construction Recognitions (Deferrals)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2019	2018	2019	2018
Sales of VOIs (deferrals)	$(15)	$(45)	$(49)	$(154)
Sales of VOIs recognitions	—	—	—	134
Net Sales of VOIs (deferrals) recognitions	(15)	(45)	(49)	(20)
Cost of VOI sales (deferrals)(1)	(5)	(13)	(16)	(51)
Cost of VOI sales recognitions	—	—	—	37
Net Cost of VOI sales (deferrals) recognitions(1)	(5)	(13)	(16)	(14)
Sales and marketing expense (deferrals)	(2)	(7)	(7)	(21)
Sales and marketing expense recognitions	—	—	—	17
Net Sales and marketing expense (deferrals) recognitions	(2)	(7)	(7)	(4)
Net construction (deferrals) recognitions	$(8)	$(25)	$(26)	$(2)

	2019
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net income	$55	$39	$50	$—	$144
Interest expense	10	11	12	—	33
Income tax expense	20	15	20	—	55
Depreciation and amortization	10	13	14	—	37
Interest expense and depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	1	1	—	—	2
EBITDA	96	79	96	—	271
Other loss, net	1	1	1	—	3
Share-based compensation expense	5	7	6	—	18
Other adjustment items	—	3	8	—	11
Adjusted EBITDA	$102	$90	$111	$—	$303

NET CONSTRUCTION DEFERRAL ACTIVITY
Sales of VOIs, net	$—	$(34)	$(15)	$—	$(49)
Cost of VOI sales(1)	—	(11)	(5)	—	(16)
Sales, marketing, general and administrative expense	—	(5)	(2)	—	(7)
Net construction (deferrals) recognitions	$—	$(18)	$(8)	$—	$(26)

(1)

Includes anticipated Costs of VOI sales of VOIs under construction that will be acquired under a just-in-time arrangement once construction is complete for the three and nine months ended September 30, 2019.

	2018
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net income	$30	$107	$41	$120	$298
Interest expense	7	8	7	8	30
Income tax expense	10	39	15	41	105
Depreciation and amortization	8	8	9	11	36
Interest expense and depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	1	1	1	1	4
EBITDA	56	163	73	181	473
Other (gain) loss, net	1	(1)	1	—	1
Share-based compensation expense	3	5	5	3	16
Other adjustment items	2	8	1	2	13
Adjusted EBITDA	$62	$175	$80	$186	$503

NET CONSTRUCTION DEFERRAL ACTIVITY
Sales of VOIs, net	$(66)	$91	$(45)	$153	$133
Cost of VOI sales	(21)	20	(13)	50	36
Sales, marketing, general and administrative expense	(8)	11	(7)	22	18
Net construction (deferrals) recognitions	$(37)	$60	$(25)	$81	$79

Conference Call

Hilton Grand Vacations will host a conference call on Oct. 31, 2019, at 11 a.m. (EDT) to discuss third quarter results.

To access the live teleconference, please dial 1-877-407-0784 in the U.S./Canada (or +1-201-689-8560 internationally) approximately 15 minutes prior to the teleconference’s start time. A live webcast will also be available by logging onto the HGV Investor Relations website at https://investors.hgv.com.

In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-201-689-8560 dial-in number may bypass the source of audio difficulties.

A replay will be available beginning three hours after the teleconference’s completion through Nov. 7, 2019. To access the replay, please dial 1-844-512-2921 in the U.S. (+1-412-317-6671 internationally) using ID# 13695690. A webcast replay and transcript will be available within 24 hours after the live event at https://investors.hgv.com/events-and-presentations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements convey management's expectations as to the future of HGV, and are based on management’s beliefs, assumptions, and such plans, estimates, projections and other information as is available to management at the time HGV makes the statements.  Forward-looking statements may be identified by terminology such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “would,” “could,” "plans," "goal," "future," "outlook," "guidance," "target," "projection," "estimate," or similar expressions; however, not all forward-looking statements include these identifying words.  The forward-looking statements contained in this press release include statements related to HGV’s revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance, and other anticipated future events and expectations that are not historical facts.

HGV cautions you that its forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of HGV to be materially different from the future results, business performance or achievements expressed or implied by its forward-looking statements.  HGV’s forward-looking statements are not guarantees of future performance and you should not place undue reliance on such statements in this in this press release.  Factors that could cause HGV’s actual results to differ materially from those contemplated by its forward-looking statements include, but are not limited to, risks associated with: (1) general volatility in the economy and/or the financial and credit markets; (2) HGV’s credit facilities and indenture, including interest rates, restrictive covenants, the ability to make scheduled payments, and the ability to refinance our debt on acceptable terms; (3) changes in tax rates, exposure to additional tax liabilities, and differences between the actual impact of recently enacted corporate tax reform and HGV’s current expectations; (4) the economic environment for and trends in the hospitality industry, which may impact the vacationing and purchasing decisions of consumers; (5) the inherent business, financial and operating risks, and the intense competition associated with the  vacation ownership business in particular, including the company’s ability successfully market and sell VOIs, the risks associated with its development and other activities to source inventory for VOI sales, significant increases in defaults on our vacation ownership mortgage receivables, and the ability of managed homeowner associations to collect sufficient maintenance fees; (6) actions of HGV or the occurrence of other events that could cause a breach under or termination of the company’s license agreement with Hilton Worldwide that could affect or terminate our access to the Hilton brands and programs, or actions of Hilton Worldwide that affect the reputation of the licensed marks or Hilton’s programs; (7) HGV’s joint ventures and strategic alliances that may not result in expected benefits, including terminations of its fee-for-service arrangements; (8) economic and operational uncertainties related to the company’s increasing global operations, including its ability manage the outcome and timing of such activities, its compliance with anti-corruption, data privacy and other international laws and regulations, and the effects of foreign currency exchange; (9) the company’s use of social media platforms, cybersecurity vulnerabilities, and information technology system failures resulting in disclosure of personal data, company data loss, system outages or disruptions of online services, which could lead to increased costs, liability claims, harm to user engagement, and harm to HGV’s reputation or competitive position; (10) the impact of claims against the company that could result in adverse outcomes, including legal, business or regulatory issues or litigation; (11) the continued service of HGV’s key executives and employees; and (12) catastrophic events or geo-political conditions including war, terrorist activity, political strife or natural disasters that may disrupt HGV’s operations in key vacation destinations. The above list of factors is not a comprehensive list of factors that could impact the future of HGV. Any one or more of the foregoing or other factors not identified above could adversely impact HGV’s future operations, revenue, operating margins, financial results and/or financial condition.

For additional information regarding factors that could cause HGV’s actual results to differ materially from those contemplated in the forward-looking statements in this press release, please see the risk factors and other factors discussed in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recent Annual Report on Form 10-K, each of our Quarterly Reports on Form 10-Q filed subsequent to such Form 10-K, and those described from time to time in our other filings.  There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business.  All information in this press release is as of the date of the release unless otherwise indicated. Except for HGV’s ongoing obligations to disclose material information under the federal securities laws, HGV undertakes no obligation to release publicly any revisions to any forward-looking statement or information to conform to actual results, whether as a result of new information, future developments, or changes in the company’s expectations, or otherwise.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margins, free cash flow and adjusted free cash flow. Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Grand Vacations Inc.

Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. The Company also manages and operates two innovative club membership programs: Hilton Grand Vacations Club® and The Hilton Club®, providing exclusive exchange, leisure travel and reservation services for more than 320,000 club members. For more information, visit www.hgv.com and www.hiltongrandvacations.com.

HILTON GRAND VACATIONS INC.

DEFINITIONS

EBITDA and Adjusted EBITDA

EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) reorganization costs, including severance and relocation costs; (vi) share-based and certain other compensation expenses; (vii) costs related to the spin-off; and (viii) other items.

EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

HGV believes that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•

EBITDA and Adjusted EBITDA do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•	EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•	EBITDA and Adjusted EBITDA do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized;
•	EBITDA and Adjusted EBITDA may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Free Cash Flow and Adjusted Free Cash Flow

Free Cash Flow represents cash from operating activities less non-inventory capital spending.

Adjusted Free Cash Flow represents free cash flow less non-recourse debt activities, net.

We consider Free Cash Flow and Adjusted Free Cash Flow to be liquidity measures not recognized under U.S. GAAP that provides useful information to both management and investors about the amount of cash generated by operating activities that can be used for investing and financing activities, including strategic opportunities and debt service.  We do not believe these non-GAAP measures to be a representation of how we will use excess cash.

Real Estate Metrics

Contract sales represents the total amount of VOI products under purchase agreements signed during the period where HGV has received a down payment of at least 10 percent of the contract price. Contract sales differ from revenues from the Sales of VOIs, net that HGV reports in its consolidated statements of operations due to the requirements for revenue recognition as described in Note 2: Basis of Presentation and Summary of Significant Accounting Policies in the Company’s audited consolidated financial statements, as well as adjustments for incentives and other administrative fee revenues. HGV considers contract sales to be an important operating measure because it reflects the pace of sales in HGV’s business.

Developed Inventory refers to VOI inventory that is sourced from projects the Company develops.

Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.

Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.

NOG or Net Owner Growth represents the year-over-year change in membership.

Real estate margin represents sales revenue less the cost of VOI sales and sales and marketing costs, net of marketing revenue. Real estate margin percentage is calculated by dividing real estate margin by sales revenue. HGV considers this to be an important operating measure because it measures the efficiency of the Company’s sales and marketing spending and management of inventory costs.

Sales revenue represents sale of VOIs, net and commissions and brand fees earned from the sale of fee-for-service intervals.

Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.

Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing Contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

Resort and Club Management and Rental Metrics

Transient rate represents the total rental room revenue for transient guests divided by total number of transient room nights sold in a given period and excludes room rentals associated with marketing programs, owner usage and the redemption of Club Bonus Points.

HILTON GRAND VACATIONS INC.

FINANCIAL TABLES

CONSOLIDATED BALANCE SHEETS	T-2
CONSOLIDATED STATEMENTS OF OPERATIONS	T-3
CONSOLIDATED STATEMENTS OF CASH FLOWS	T-4
FREE CASH FLOWS RECONCILIATION	T-5
SEGMENT REVENUE RECONCILIATION	T-6
SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME	T-7
REAL ESTATE SALES MARGIN DETAIL SCHEDULE	T-8
FINANCING MARGIN DETAIL SCHEDULE	T-9
RESORT AND CLUB MARGIN DETAIL SCHEDULE	T-10
RENTAL AND ANCILLARY MARGIN DETAIL SCHEDULE	T-11
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA	T-12
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA	T-13
FORWARD-YEAR ADJUSTED EBITDA RECONCILIATION	T-14
FORWARD-YEAR NET CONSTRUCTION (DEFERRALS) RECOGNITIONS	T-15

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	September 30,	December 31,
	2019	2018
	(unaudited)
ASSETS
Cash and cash equivalents	$113	$108
Restricted cash	98	72
Accounts receivable, net	137	153
Timeshare financing receivables, net	1,139	1,120
Inventory	518	527
Property and equipment, net	765	559
Operating lease right-of-use assets, net	62	—
Investments in unconsolidated affiliates	44	38
Intangible assets, net	87	81
Other assets	75	95
TOTAL ASSETS	$3,038	$2,753
LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other	$343	$324
Advanced deposits	112	101
Debt, net	815	604
Non-recourse debt, net	795	759
Operating lease liabilities	78	—
Deferred revenues	165	95
Deferred income tax liabilities	236	254
Total liabilities	2,544	2,137
Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of September 30, 2019 and December 31, 2018	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 85,469,804 issued and outstanding as of September 30, 2019 and 94,558,086 issued and outstanding as of December 31, 2018	1	1
Additional paid-in capital	174	174
Accumulated retained earnings	319	441
Total equity	494	616
TOTAL LIABILITIES AND EQUITY	$3,038	$2,753

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues
Sales of VOIs, net	$138	$99	$383	$427
Sales, marketing, brand and other fees	143	152	429	423
Financing	43	40	127	117
Resort and club management	45	40	130	116
Rental and ancillary services	54	60	173	164
Cost reimbursements	43	36	128	110
Total revenues	466	427	1,370	1,357
Expenses
Cost of VOI sales	24	29	92	109
Sales and marketing	188	174	544	528
Financing	14	12	39	35
Resort and club management	11	11	34	33
Rental and ancillary services	36	37	108	95
General and administrative	28	31	82	84
Depreciation and amortization	14	9	37	25
License fee expense	26	25	75	73
Cost reimbursements	43	36	128	110
Total operating expenses	384	364	1,139	1,092
Interest expense	(12)	(7)	(33)	(22)
Equity in earnings from unconsolidated affiliates	1	1	4	—
Other loss, net	(1)	(1)	(3)	(1)
Income before income taxes	70	56	199	242
Income tax expense	(20)	(15)	(55)	(64)
Net income	$50	$41	$144	$178
Earnings per share:
Basic	$0.59	$0.42	$1.61	$1.82
Diluted	$0.59	$0.42	$1.60	$1.81

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating Activities
Net income	$50	$41	$144	$178
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	14	9	37	25
Amortization of deferred financing costs and other	2	1	7	4
Provision for financing receivables losses	22	20	60	50
Other loss, net	1	1	3	1
Share-based compensation	6	5	18	13
Deferred income tax benefit	(12)	(15)	(21)	(21)
Equity in earnings from unconsolidated affiliates	(1)	(1)	(4)	—
Distributions received from unconsolidated affiliates	—	—	—	2
Net changes in assets and liabilities:
Accounts receivable, net	20	(13)	17	(39)
Timeshare financing receivables, net	(37)	(35)	(79)	(83)
Inventory	5	(26)	(6)	(15)
Purchases and development of real estate for future conversion to inventory	(27)	(123)	(107)	(299)
Other assets	4	(3)	(22)	(61)
Accounts payable, accrued expenses and other	23	27	20	(15)
Advanced deposits	4	5	11	13
Deferred revenues	2	38	70	42
Other	—	(2)	—	—
Net cash provided by (used in) operating activities	76	(71)	148	(205)
Investing Activities
Capital expenditures for property and equipment	(8)	(9)	(25)	(29)
Software capitalization costs	(8)	(3)	(19)	(12)
Return of investment from unconsolidated affiliates	—	—	—	11
Investments in unconsolidated affiliates	—	—	(2)	(5)
Net cash used in investing activities	(16)	(12)	(46)	(35)
Financing Activities
Issuance of debt	45	55	455	215
Issuance of non-recourse debt	350	563	365	663
Repayment of debt	(167)	(163)	(272)	(168)
Repayment of non-recourse debt	(248)	(356)	(327)	(436)
Debt issuance costs	(4)	(4)	(6)	(6)
Repurchase and retirement of common stock	(12)	—	(283)	(112)
Payment of withholding taxes on vesting of restricted stock units	—	(3)	(3)	(4)
Proceeds from employee stock plan purchases	—	—	2	—
Capital contribution	—	—	—	3
Other financing activity	—	—	(2)	—
Net cash (used in) provided by financing activities	(36)	92	(71)	155
Net increase (decrease) in cash, cash equivalents and restricted cash	24	9	31	(85)
Cash, cash equivalents and restricted cash, beginning of period	187	203	180	297
Cash, cash equivalents and restricted cash, end of period	$211	$212	$211	$212

HILTON GRAND VACATIONS INC.

FREE CASH FLOWS RECONCILIATION

(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Cash Flow provided by (used in) operations	$76	$(71)	$148	$(205)
Capital expenditures for property and equipment	(8)	(9)	(25)	(29)
Software capitalization costs	(8)	(3)	(19)	(12)
Free Cash Flow	60	(83)	104	(246)
Non-recourse debt activity, net	102	207	38	227
Adjusted Free Cash Flow	$162	$124	$142	$(19)

HILTON GRAND VACATIONS INC.

SEGMENT REVENUE RECONCILIATION

(in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues:
Real estate sales and financing	$324	$291	$939	$967
Resort operations and club management	108	108	332	304
Total Segment revenues	432	399	1,271	1,271
Cost reimbursements	43	36	128	110
Intersegment eliminations	(9)	(8)	(29)	(24)
Total revenues	$466	$427	$1,370	$1,357

HILTON GRAND VACATIONS INC.

SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net Income	$50	$41	$144	$178
Interest expense	12	7	33	22
Income tax expense	20	15	55	64
Depreciation and amortization	14	9	37	25
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	1	2	3
EBITDA	96	73	271	292
Other loss, net	1	1	3	1
Share-based compensation expense	6	5	18	13
Other adjustment items(1)	8	1	11	11
Adjusted EBITDA	$111	$80	$303	$317

Adjusted EBITDA:
Real estate sales and financing(2)	$94	$67	$243	$274
Resort operations and club management(2)	62	62	193	179
Segment Adjusted EBITDA	156	129	436	453
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	1	2	6	3
License fee expense	(26)	(25)	(75)	(73)
General and administrative(3)	(20)	(26)	(64)	(66)
Adjusted EBITDA	$111	$80	$303	$317
Adjusted EBITDA margin %	23.8%	18.7%	22.1%	23.4%
EBITDA margin %	20.6%	17.1%	19.8%	21.5%

(1)

Includes restructuring costs and costs associated with the spin-off transaction of $7 million and $2 million for the three months ended September 30, 2019 and 2018, respectively, and $9 million for each of the nine months ended September 30, 2019 and 2018, respectively.

(2)	Includes intersegment transactions, share-based compensation, depreciation and other adjustments attributable to the segments.
(3)	Excludes share-based compensation, depreciation and other adjustment items attributable to the segments.

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES MARGIN DETAIL SCHEDULE

(in millions, except Tour Flow and VPG)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Contract sales	$360	$364	$1,045	$1,050
Tour flow	102,911	94,816	287,267	266,785
VPG	$3,363	$3,648	$3,464	$3,732
Owned contract sales mix	46.1%	42.0%	45.6%	45.3%
Fee-for-service contract sales mix	53.9%	58.0%	54.4%	54.7%

Sales of VOIs, net	$138	$99	$383	$427
Adjustments:
Fee-for-service sales(1)	194	211	569	574
Provision for financing receivables losses	22	20	60	50
Reportability and other:
Net deferral (recognition) of sales of VOIs under construction(2)	15	45	49	20
Fee-for-service sale upgrades, net	(15)	(21)	(39)	(40)
Other(3)	6	10	23	19
Contract sales	$360	$364	$1,045	$1,050

Sales, marketing, brand and other fees	$143	$152	$429	$423
Less:
Marketing revenue and other fees	34	31	102	91
Commissions and brand fees	109	121	327	332
Sales of VOIs, net	138	99	383	427
Sales revenue	247	220	710	759
Less:
Cost of VOI sales	24	29	92	109
Sales and marketing expense, net(4)	145	135	415	413
Real estate margin	$78	$56	$203	$237
Real estate margin percentage	31.6%	25.5%	28.6%	31.2%

(1)	Represents contract sales from fee-for-service properties on which the Company earns commissions and brand fees.
(2)	Represents the net impact of deferred revenues related to the Sales of VOIs under construction that are recognized when construction is complete.
(3)	Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.
(4)	Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives and document compliance.

HILTON GRAND VACATIONS INC.

FINANCING MARGIN DETAIL SCHEDULE

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Interest income	$37	$35	$109	$103
Other financing revenue	6	5	18	14
Financing revenue	43	40	127	117
Consumer financing interest expense	8	6	22	16
Other financing expense	6	6	17	19
Financing expense	14	12	39	35
Financing margin	$29	$28	$88	$82
Financing margin percentage	67.4%	70.0%	69.3%	70.1%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MARGIN DETAIL SCHEDULE

(in millions, except for Members and Net Owner Growth)

			Twelve Months Ended September 30,
			2019	2018
Total members			321,539	304,392
Net Owner Growth (NOG)			17,147	20,873
Net Owner Growth % (NOG%)			5.6%	7.4%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Club management revenue	$28	$25	$80	$71
Resort management revenue	17	15	50	45
Resort and club management revenues	45	40	130	116
Club management expense	6	6	20	19
Resort management expense	5	5	14	14
Resort and club management expenses	11	11	34	33
Resort and club management margin	$34	$29	$96	$83
Resort and club management margin percentage	75.6%	72.5%	73.8%	71.6%

HILTON GRAND VACATIONS INC.

RENTAL AND ANCILLARY MARGIN DETAIL SCHEDULE

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Rental revenues	$48	$53	$153	$144
Ancillary services revenues	6	7	20	20
Rental and ancillary services revenues	54	60	173	164
Rental expenses	30	30	89	78
Ancillary services expense	6	7	19	17
Rental and ancillary services expenses	36	37	108	95
Rental and ancillary services margin	$18	$23	$65	$69
Rental and ancillary services margin percentage	33.3%	38.3%	37.6%	42.1%

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Sales of VOIs, net	$138	$99	$383	$427
Sales, marketing, brand and other fees	143	152	429	423
Financing	43	40	127	117
Real estate sales and financing segment revenues	324	291	939	967
Cost of VOI sales	(24)	(29)	(92)	(109)
Sales and marketing	(188)	(174)	(544)	(528)
Financing	(14)	(12)	(39)	(35)
Marketing package stays	(9)	(8)	(29)	(24)
Share-based compensation	2	—	4	2
Other adjustment items	3	(1)	4	1
Real estate sales and financing segment adjusted EBITDA	$94	$67	$243	$274
Real estate sales and financing segment adjusted EBITDA margin percentage	29.0%	23.0%	25.9%	28.3%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Resort and club management	$45	$40	$130	$116
Rental and ancillary services	54	60	173	164
Marketing package stays	9	8	29	24
Resort and club management segment revenue	108	108	332	304
Resort and club management	(11)	(11)	(34)	(33)
Rental and ancillary services	(36)	(37)	(108)	(95)
Share-based compensation	1	1	2	2
Other adjustment items	—	1	1	1
Resort and club segment adjusted EBITDA	$62	$62	$193	$179
Resort and club management segment adjusted EBITDA margin percentage	57.4%	57.4%	58.1%	58.9%

HILTON GRAND VACATIONS INC.

FORWARD-YEAR ADJUSTED EBITDA RECONCILIATION

(in millions, except share data)

	2019 Low Case	2019 High Case
Contract Sales	(3.0%)	0.0%
Fee-for-service as % of contract sales	48%	54%

Net Income	$175	$190
Income tax expense	69	74
Pre-tax income	244	264
Interest expense	43	40
Depreciation and amortization	49	46
Interest expense, depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	3	5
EBITDA	339	355
Share-based compensation expense	20	22
Other adjustment items	17	19
Adjusted EBITDA	$376	$396

Diluted shares	89	89
Earnings per share - diluted	$1.97	$2.13

Cash flow from operating activities	$110	$150
Non-inventory capex	(70)	(60)
Free Cash Flow	40	90
Non-recourse debt activity, net	10	20
Adjusted Free Cash Flow	$50	$110

Net construction (deferrals) recognitions affecting EBITDA	$(39)	$(39)

HILTON GRAND VACATIONS INC.

FORWARD-YEAR NET CONSTRUCTION (DEFERRALS) RECOGNITIONS

(in millions)

	2019
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter Estimate	Full Year Estimate
Net construction (deferrals) recognitions affecting EBITDA	$—	$(18)	$(8)	$(13)	$(39)